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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in certain Registration Statements of Primus Telecommunications Group, Incorporated and subsidiaries (the "Company") on Form S-8 (Nos. 333-35005, 333-56557, 333-73003, 333-70514 and 333-39526) and on Form S-3 (Nos. 333-89539 and 333-39096) of our report dated February 27, 2003 (August 28, 2003 as to the effects of the adoption of Statement of Financial Accounting Standards (SFAS) No. 145 described in Note 2), which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002, and SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, amendment of FASB Statement No. 13, and Technical Corrections," effective January 1, 2003, appearing in the Company's Current Report on Form 8-K.

DELOITTE & TOUCHE LLP

McLean, Virginia
September 4, 2003

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  INDEPENDENT AUDITORS' CONSENT